Exhibit 10.25

Amended And Restated
Stock Purchase Agreement

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into on June 27, 2012, and effective as of the 25th day of June 2012, by and among Luciana D'Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev, individuals (each a “Seller”, and collectively, the “Sellers”), and Ira Morris, an individual (the “Purchaser”), each sometimes referred to herein as a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

A.
Sellers own an aggregate of 1,120,000,000 shares of restricted common stock (280,000,000 shares of common stock each, collectively the “Shares”) of Sandalwood Ventures, Ltd., a Nevada corporation, whose common stock is quoted on the OTCBB market under the ticker symbol “SWDZ” (the “Company”);

B.
The Shares constitute in aggregate 93.7% of the Company’s outstanding shares of common stock, with each Seller holding 280,000,000 shares of common stock, representing 23.4% of the Company’s outstanding shares of common stock;

C.
The Purchaser is the majority shareholder of the Company due to his ownership of 1,000 shares of the Company’s Series A Preferred Stock, which votes in aggregate 51% of the Company’s voting shares on any and all shareholder matters (the “Series A Shares”);

D.
The Sellers and the Purchaser previously entered into a Stock Purchase Agreement, on or around June 25, 2012 (the “Prior Agreement”), a copy of which is attached hereto as Exhibit A, which Prior Agreement is amended, superseded and replaced by this Agreement; and

E.	The Sellers are willing to sell the Shares to the Purchaser, on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and Purchaser do hereby agree as follows:

ARTICLE I
Purchase and Sale of the Shares

Section 1.01.  Purchase and Sale.  On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth herein, the Sellers shall deliver the Shares of the Company to the Purchaser free and clear of all liens and encumbrances, and the Purchaser shall purchase the Shares from the Sellers (i.e., each Seller shall sell 280,000,000 shares of common stock of the Company to the Purchaser) in accordance with Section 1.02 below.

Section 1.02.  Purchase Price.  The purchase price (the “Purchase Price”) for the Shares shall be (a) the total number of Shares sold by each of the Sellers to the Purchaser multiplied by $0.00005 per Share (or a total of $5,600 for all of the Shares or $1,400 payable to each Seller), payable in cash at Closing; and (b) the Series A Shares, which Series A Shares shall be transferred to the Sellers by the Purchaser pro-rata with their ownership of the Shares (i.e., a total of 250 Series A Shares shall be transferred to each Seller).

Section 1.03. Time and Place of Closing.  Subject to the satisfaction or waiver of the conditions herein, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on or before June 30, 2012, or at such time, date or place as the Sellers and Purchaser may mutually agree (the “Closing Date”).

Section 1.04.  Delivery of the Shares; Payment of Purchase Price.  At Closing: (a) the Sellers shall deliver to the Purchaser the certificate(s) representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with medallion signature guaranty, with all taxes attributable to the transfer and sale of the Shares paid by the Sellers; and (b) the Purchaser shall deliver to the Sellers the Purchase Price in accordance with Section 1.02.  Additionally, at Closing, all rights to the Series A Shares, which the Purchaser agrees have not been physically issued by the Company, shall automatically and without any required action by either Party be transferred to the Sellers, pro-rata with their ownership of the Shares.  The Company shall be able to rely on this Section 1.04 for any and all purposes.

ARTICLE II
Representations and Warranties of the Sellers

Subject to all of the terms, conditions and provisions of this Agreement, each of the  Sellers, individually, and not jointly or severally, represents and warrants to the Purchaser, as of the date hereof and as of the Closing as follows:

Section 2.01.  Authority.  The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto. Seller is authorized to affect the transactions contemplated herein.  This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 2.02.  No Conflict.  The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) result in or require the creation of any lien upon the Shares.

Section 2.03.  Title to Shares.  The Seller is the sole record and beneficial owner of the shares of the Company’s common stock owned by Seller (each defined herein as the “Seller’s Shares”) and has good and marketable title to all of the Seller’s Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances and shall not, until the transactions contemplated by this Agreement are closed, or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Seller’s Shares.   Seller has sole managerial and dispositive authority with respect to the Seller’s Shares and has not granted any person a proxy or option to buy the Seller’s Shares that has not expired or been validly withdrawn.  The sale and delivery of the Seller’s Shares to the Purchaser pursuant to this Agreement will vest in the Purchaser the legal and valid title to the Seller’s Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”).

Section 2.04.  Brokers, Finders and Financial Advisors.  No broker, finder or financial advisor has acted for the Sellers in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Sellers.

ARTICLE III
Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, the Purchaser hereby represents and warrants to the Sellers, as of the date hereof and as of the Closing, as follows:

Section 3.01.  Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.02.  No Conflict.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 3.03.  Title to Shares.  The Purchaser is the sole record and beneficial owner of the Series A Shares and has good and marketable title to all of the Series A Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances and shall not, until the transactions contemplated by this Agreement are closed, or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Series A Shares.   Purchaser has sole managerial and dispositive authority with respect to the Series A Shares and has not granted any person a proxy or option to buy the Series A Shares that has not expired or been validly withdrawn.  The transfer and delivery of the Series A Shares to the Sellers pursuant to this Agreement will vest in the Purchaser the legal and valid title to the Series A Shares, free and clear of all Encumbrances.

Section 3.04.  Brokers, Finders and Financial Advisors.   No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Purchaser.

ARTICLE IV
Representations and Warranties of Sellers and Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, the Purchaser in connection with the purchase of the Shares and the Sellers in connection with the transfer by the Purchaser to each of the Sellers of the Series A Shares, individually, and not jointly or severally (as applicable, the receiving party for the purposes of this Article IV, the “Representing Party” and the securities acquired by such Representing Party, the “Securities”), each represent and warrant to each other as of the date hereof and as of the Closing as follows, which representations and warranties the Company shall be able to rely upon for any and all purposes:

Section 4.01. Exempt Transaction. Representing Party understands that the offering and sale/transfer of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

Section 4.02. Representations of Representing Party.  The Representing Party hereby represents, acknowledges and warrants his or her representation of, understanding of and confirmation of the following (which the other Party(ies) to this Agreement and the Company shall be able to rely on for any and all purposes):

(a) Representing Party acknowledges that he or she is a “sophisticated investor” (i.e., has experience and knowledge in and with investments in companies similar to the Company) and that the Representing Party has, in making Representing Party’s investment decision in connection with the Securities received, access to, had an opportunity to review and in fact has reviewed (A) the Company’s Annual Report on Form 10-K for the year ended June 30, 2011; (B) the Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011 and March 31, 2012; and (C) the Company’s Current Reports on Form 8-K filed on January 26, 2012, March 6, 2012, April 20, 2012, and May 10, 2012, including in each case, the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein; has read, reviewed, and relied solely on the documents described in (A), (B), and (C) above (collectively referred to as the “Disclosure Documents”), and an independent investigation made by Representing Party and Representing Party’s representatives, if any of the Company; (D) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company as filed, along with the Disclosure Documents on the Securities and Exchange Commission’s Edgar website (www.sec.gov); and (E) is not relying on any representations other than those contained in the Disclosure Documents or incorporated therein in connection with such Representing Party’s acceptance of the Securities and investment decision in connection therewith. The Representing Party acknowledges that due to Representing Party’s receipt of and review of the information described above, Representing Party received similar information as would be included in a Registration Statement filed under the Act;

(b) Representing Party has such knowledge and experience in financial and business matters such that Representing Party is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(c) Representing Party recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Securities as an investment involves special risks;

(d) Representing Party realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless Representing Party has liquid assets sufficient to assure that Representing Party can provide for current needs and possible personal contingencies;

(e) Representing Party confirms and represents that he or she is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities.  Representing Party also represents that he or she has (i) adequate means of providing for his current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

(f) Representing Party has carefully considered and has, to the extent he or she believes such discussion necessary, discussed with his or her professional, legal, tax and financial advisors, the suitability of an investment in the Securities for his or her particular tax and financial situation and his or her advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him or her;

(g) Neither the Company nor the other Party(ies) are under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Securities by the Representing Party, and Representing Party is solely responsible for determining the status, in his or her hands, of the Securities acquired in the transaction contemplated by this Agreement and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Securities; and

(h) Representing Party understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

Section 4.03.  Shell Company Status. Representing Party represents, acknowledges and warrants his or her understanding that, pursuant to Rule 144 of the Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, the Company is a “shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) the Company has ceased to be a shell company, (2) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all of its required periodic reports (other than Form 8-K’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Securities and Exchange Commission (the “Commission”) reflecting the Company’s status as a non-shell company.  As a result, because none of the Company’s securities can be resold pursuant to Rule 144 until at least a year after the Company has complied with Rule 144(i)(2), no non-registered or “restricted” shares of the Company’s common stock, including, but not limited to the Shares, will be able to be sold pursuant to Rule 144 until and unless such securities are registered with the Commission, an exemption for the sales can be relied upon other than Rule 144 and/or until a year after the Company has complied with the requirements of Rule 144(i)(2) as described above.  As a result, the Representing Party may never be able to sell any Securities.  Furthermore, as the Company may not ever comply with Rule 144(i)(2), the Representing Party may be forced to hold such Securities indefinitely.

Section 4.04. OTCBB Strikes. Representing Party confirms and acknowledges that such Representing Party is aware of the fact that the Company currently has two (2) strikes (i.e., two previous late filings) with the Over-The-Counter Bulletin Board (the “OTCBB”) and that pursuant to OTCBB rules relating to the timely filing of periodic reports with the Securities and Exchange Commission (“SEC”), any OTCBB issuer which fails to file a periodic report (Form 10-Q or 10-K) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three times during any 24 month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one year, during which time any subsequent late filing would reset the one-year period of de-listing. Additionally, if a market maker fails to quote an issuer’s common stock on the OTCBB for a period of more than four consecutive days, such issuer will be automatically delisted from the OTCBB.  If the Company is late in its SEC filings one additional time prior to the filing of its Form 10-Q for the quarter ended March 31, 2013, the Company will be delisted from the OTCBB and prohibited from relisting for a period of at least one year.

Section 4.05. Section 16 and Schedule 13D Filings.  Each Representing Party agrees and confirms that such Representing Party will have Section 16 and Schedule 13D filing obligations with the SEC immediately upon the consummation of the transactions contemplated herein and such Representing Party agrees to take whatever action necessary to make and file such required filings with the SEC.

Section 4.06. Decisions Regarding Sale.  Each Representing Party has decided to enter into this Agreement and to affect the transactions contemplated herein of its own volition, and has carefully considered and has, to the extent it believes such discussion necessary, discussed with his or her professional, legal, tax and financial advisors, the sale/transfer of the Securities and the Purchase Price, and has determined to sell/transfer the Securities pursuant to this Agreement.  Neither the Company, nor any person affiliated with or representing the Company or its affiliates has advised any Representing Party to sell or transfer the Securities or provided any Representing Party any guidance, advice or instruction regarding the transactions contemplated herein.

ARTICLE V
Covenants

Section 5.01.  Further Assurances.  Sellers and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; (b) to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Sellers; or (c) to effect or evidence the transfer to the Sellers of the Series A Shares held in the name of the Purchaser.

Section 5.02. Insider Trading.  The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non-public information concerning said transactions, and are not a party to any insider trading of Company shares.

Section 5.03. Public Announcements.  Except as required by law, without the prior written approval of the other Parties, neither the Sellers, the Company nor the Purchaser will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby.  The Parties further confirm and acknowledge however that following the Closing of this Agreement, the Company shall file a Form 8-K disclosing this Agreement and the transactions contemplated herein.

Section 5.04. Survival of Representations. All representations, warranties, and agreements made by any Party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any Party.

ARTICLE VI
Conditions to Closing

Section 6.01.  Conditions to Obligations of each of the Parties.  The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for or retention of the Shares by Purchaser or the transfer of the Series A Shares to Sellers or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 6.02.  Conditions to Obligations of Sellers.  The obligations of the Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Sellers may waive in writing: (a) Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 6.03.  Conditions to Obligations of Purchaser.  The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing: (a) the Sellers shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Sellers in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

ARTICLE VII
Indemnification

Section 7.01.  Indemnification of Sellers.  Subject to the terms and conditions of this Article VI, the Purchaser agrees to indemnify, defend and hold harmless Sellers, their affiliates, respective present and former employees and agents and his heirs, executors, administrators, successors and assigns (the “Seller Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of Purchaser contained in or made pursuant to this Agreement;

(b)           the breach of any covenant or agreement of Purchaser contained in this Agreement; or

(c)           any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement;

provided, however, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Sellers of any of their obligations under this Agreement or from any Seller Indemnified Party’s gross negligence, fraud or willful misconduct.

Purchaser shall conduct the defense of such claims. Sellers agree to immediately notify Purchaser of any claims and to cooperate with Purchaser’s defense of the claims, at Purchaser’s expense. Sellers further agree to retain all records of the corporation, effective before the Closing Date so that the records may be available to Purchaser in conduct of the defense against any such claims.

Section 7.02.  Indemnification of Purchaser.  Subject to the terms and conditions of this Article VI, from and after the Closing, the Sellers agree to jointly and severally, defend and hold harmless the Purchaser, his respective affiliates, present and former employees and agents and his respective heirs, executors, administrators, successors and assigns (the “Purchaser Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of Sellers contained in or made pursuant to this Agreement;

(b)           the breach of any covenant or agreement of such Sellers; or

(c)           any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of such Sellers in connection with this Agreement;

provided, however, that Sellers shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of any of Purchaser’s obligations under this Agreement or from any Purchaser Indemnified Party’s gross negligence, fraud or willful misconduct.

Sellers shall conduct the defense of such claims. Purchaser agrees to immediately notify Sellers of any claims and to cooperate with Sellers’ defense of the claims, at Sellers’ expense.

ARTICLE VIII
Miscellaneous

Section 8.01. Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

Section 8.02. No Third Party Rights.  Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a Party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party; provided that the Company shall be able to rely on the representations and warranties of the Sellers and Purchaser made in Articles II, III and IV above for any and all purposes.

Section 8.03. Amendments and Waiver.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party against whom that waiver is sought to be enforced.

Section 8.04. Assignments.  Purchaser may assign any of his rights, interests and obligations under this Agreement and must notify Sellers in writing.  Any assignee of Purchaser must agree to the terms and conditions hereof and execute an agreement in substantially similar form as this Agreement with the Sellers.

Section 8.05.  Counterparts.  This Agreement may be executed in counterparts and by the different Parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 8.06. Captions and Headings.  The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 8.08. Construction.  The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Section 8.08.  Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 8.09.  Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

Section 8.10. Remedies.  The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 8.11. Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 8.12.  Submission to Jurisdiction.  Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Nevada court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Nevada court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Nevada court.

Section 8.13. Expenses; Prevailing Party Costs.  Sellers and Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby.  Notwithstanding anything contained herein or therein to the contrary, if any Party commences an action against another Party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a Party of its obligations under this Agreement, the prevailing Party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing Party.

Section 8.14. Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, including, but not limited to the Prior Agreement, arrangements and understandings between the Parties, whether written, oral or otherwise.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“PURCHASER”

/s/ IRA MORRIS
Ira Morris
Shares purchased: 1,120,000,000

“SELLERS”

/s/ Luciana D'Alessandris
Luciana D'Alessandris
Shares sold: 280,000,000
Portion of Purchase Price: $1,400 and 250 Series A Shares

/s/ Jim Vogiatzis
Jim Vogiatzis
Shares sold: 280,000,000
Portion of Purchase Price: $1,400 and 250 Series A Shares

/s/ Michael Zitser
Michael Zitser
Shares sold: 280,000,000
Portion of Purchase Price: $1,400 and 250 Series A Shares

/s/ Sergey Kartsev
Sergey Kartsev
Shares sold: 280,000,000
Portion of Purchase Price: $1,400 and 250 Series A Shares